Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SALLIE MAE REPORTS FIRST-QUARTER 2016 FINANCIAL RESULTS
Private Education Loan Originations Increase 8 Percent From Year-Ago Quarter to $1.8 Billion
Private Education Loan Portfolio Grows 24 Percent From Year-Ago Quarter to $12 Billion
Net Interest Income Increases 23 Percent From Year-Ago Quarter to $210 Million

NEWARK, Del., April 20, 2016 — Sallie Mae (NASDAQ: SLM), formally SLM Corporation, today released first-quarter 2016 financial results. In the first-quarter 2016, the company grew diluted earnings per share 40 percent to $0.14, increased private education loan originations 8 percent to $1.8 billion, expanded its private education loan portfolio 24 percent to $12 billion, and increased its net interest income 23 percent to $210 million, all compared with first-quarter 2015.
“Sallie Mae is off to a very good start in 2016. We’re seeing continued and consistent growth in our portfolio while maintaining high credit quality,” said Raymond J. Quinlan, chairman and CEO. “We expect these positive trends to continue as the portfolio seasons and as we leverage infrastructure and customer experience investments to help more students and their families make college happen.”
For the first-quarter 2016, GAAP net income was $66 million, up from $48 million in the year-ago quarter. GAAP net income attributable to the company's common stock was $61 million ($0.14 diluted earnings per share) in the first-quarter 2016, up from $43 million ($0.10 diluted earnings per share) in the year-ago quarter. The year-over-year increase was primarily attributable to a $39 million increase in net interest income and a $13 million increase in other income that included a one-time $10 million change in reserve estimates related to our Upromise rewards business, and was offset by a $16 million increase in provisions for credit losses, a $7 million increase in total expenses, and a $7 million increase in income tax expense.
First-quarter 2016 results vs. first-quarter 2015 included:

•	Private education loan originations of $1.8 billion, up 8 percent.

•	Net interest income of $210 million, up 23 percent.

•	Net interest margin of 5.77 percent, up 17 basis points.

•	Average private education loans outstanding of $11.8 billion, up 25 percent.

•	Average yield on the private education loan portfolio was 8.03 percent, down 4 basis points.

•	Private education loan provision for loan losses was $34 million, up from $16 million.

•	Loans in forbearance were 3.0 percent of private education loans in repayment and forbearance, up from 2.8 percent.

•	Delinquencies as a percentage of private education loans in repayment were 2.1 percent, up from 1.7 percent.
Core earnings for the first-quarter 2016 were $67 million, up from $46 million in the year-ago quarter. Core earnings attributable to the company's common stock were $61 million ($0.14 diluted earnings per share) in the first-quarter 2016, up from $41 million ($0.10 diluted earnings per share) in the year-ago quarter.
Sallie Mae provides core earnings because it is one of several measures used to evaluate management performance and allocate corporate resources. The difference between core earnings and GAAP net income is driven by mark-to-market unrealized gains and losses on derivative contracts recognized in GAAP, but not in core earnings results. Management believes its derivatives are effective economic hedges, and, as such, they are a critical element of the company's interest rate risk management strategy. First-quarter 2016 GAAP results included $1 million of pre-tax losses from derivative accounting treatment that are excluded from core earnings results, vs. pre-tax gains of $2 million in the year-ago period.

Total Expenses
Total expenses were $93 million in first-quarter 2016, compared with $86 million in the year-ago quarter (which included $5 million of reorganization expenses). The increase was attributable to increased personnel and technology costs, largely driven by growth in our loan portfolio.
Income Tax Expense
Income tax increased to $39 million in the first-quarter 2016 from $32 million in the year-ago quarter. The effective income tax rate decreased to 37.1 percent in first-quarter 2016 from 39.9 percent in the year-ago quarter, primarily as a result of lower state tax rates.
Capital
The regulatory capital ratios of the company’s Sallie Mae Bank subsidiary continue to exceed guidelines for institutions considered “well capitalized.” At March 31, 2016, Sallie Mae Bank’s regulatory capital ratios were as follows:

	Mar. 31, 2016	"Well Capitalized" Regulatory Requirements
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	13.4 percent	6.5 percent
Tier 1 Capital (to Risk-Weighted Assets)	13.4 percent	8.0 percent
Total Capital (to Risk-Weighted Assets)	14.4 percent	10.0 percent
Tier 1 Capital (to Average Assets)	11.9 percent	5.0 percent
Deposits
Deposits at the company totaled $11.5 billion ($6.8 billion in brokered deposits and $4.7 billion in retail and other deposits) at March 31, 2016, compared to $10.5 billion ($6.6 billion in brokered deposits and $3.9 billion in retail and other deposits) at March 31, 2015.
Guidance
The company expects 2016 results to be as follows:

•	Full-year diluted core earnings per share between $.49 and $.51.

•	Full-year private education loan originations of $4.6 billion.

•	Full-year operating efficiency ratio improvement of 8-10 percent.

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Sallie Mae will host an earnings conference call tomorrow, April 21, 2016, at 8 a.m. EDT. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. Individuals interested in participating in the call should dial 877-356-5689 (USA and Canada) or dial 706-679-0623 (international) and use access code 68938614 starting at 7:45 a.m. EDT. A live audio webcast of the conference call may be accessed at www.SallieMae.com/investors. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through May 4, 2016, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 68938614.
Presentation slides for the conference call may be accessed at www.SallieMae.com/investors under the webcasts tab.

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about the company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2015 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 26, 2016) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; failures to successfully implement cost-cutting and restructuring initiatives and adverse effects of such initiatives on the company's business; risks associated with restructuring initiatives; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of its customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of its earning assets versus its funding arrangements; rates of prepayments on the loans made by the company and its subsidiaries; changes in general economic conditions and the company's ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations.
The company reports financial results on a GAAP basis and also provides certain “Core Earnings” performance measures. The difference between the company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-market gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in “Core Earnings” results. The company provides “Core Earnings” measures because this is what management uses when making management decisions regarding the company’s performance and the allocation of corporate resources. The company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.
For additional information, see “Management's Discussion and Analysis of Financial Condition and Results of Operations — GAAP Consolidated Earnings Summary -‘Core Earnings’ ” in the company’s Form 10-Q for the quarter ended March 31, 2016 for a further discussion and the “‘Core Earnings’ to GAAP Reconciliation” table in this press release for a complete reconciliation between GAAP net income and “Core Earnings.”
***

Sallie Mae (NASDAQ: SLM) is the nation’s saving, planning, and paying for college company. Whether college is a long way off or just around the corner, Sallie Mae offers products that promote responsible personal finance, including private education loans, Upromise rewards, scholarship search, college financial planning tools, and online retail banking. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

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Contacts:

Media:	Martha Holler, 302-451-4900, martha.holler@salliemae.com, Rick Castellano, 302-451-2541, rick.castellano@salliemae.com
Investors:	Brian Cronin, 302-451-0304, brian.cronin@salliemae.com
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Selected Financial Information and Ratios
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data and percentages)	2016	2015

Net income attributable to SLM Corporation common stock	$60,776	$42,876
Diluted earnings per common share attributable to SLM Corporation	$0.14	$0.10
Weighted average shares used to compute diluted earnings per share	430,903	432,302
Return on assets	1.7%	1.5%
Operating efficiency ratio(1)	40.4%	44.7%

Other Operating Statistics
Ending Private Education Loans, net	$12,021,022	$9,701,152
Ending FFELP Loans, net	1,087,403	1,207,862
Ending total education loans, net	$13,108,425	$10,909,014

Average education loans	$12,920,961	$10,689,261
_________
(1) The operating efficiency ratio is calculated as total expenses, excluding restructuring and other reorganization expenses, divided by net interest income (before provisions for credit losses) and other income, excluding gains on sales of loans, net.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$938,480	$2,416,219
Available-for-sale investments at fair value (cost of $201,585 and $196,402, respectively)	203,597	195,391
Loans held for investment (net of allowance for losses of $126,249 and $112,507, respectively)	13,108,425	11,630,591
Restricted cash and investments	24,612	27,980
Other interest-earning assets	58,451	54,845
Accrued interest receivable	650,813	564,496
Premises and equipment, net	81,261	81,273
Acquired intangible assets, net	1,485	1,745
Tax indemnification receivable	187,156	186,076
Other assets	70,493	55,482
Total assets	$15,324,773	$15,214,098

Liabilities
Deposits	$11,543,355	$11,487,707
Short-term borrowings	526,500	500,175
Long-term borrowings	558,513	579,101
Income taxes payable, net	142,410	166,662
Upromise related liabilities	263,899	275,384
Other liabilities	146,171	108,746
Total liabilities	13,180,848	13,117,775

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series A: 3.3 million and 3.3 million shares issued, respectively, at stated value of $50 per share	165,000	165,000
Series B: 4 million and 4 million shares issued, respectively, at stated value of $100 per share	400,000	400,000
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 433.4 million and 430.7 million shares issued, respectively	86,684	86,136
Additional paid-in capital	1,142,502	1,135,860
Accumulated other comprehensive loss (net of tax benefit of $18,089 and $9,949, respectively)	(29,269)	(16,059)
Retained earnings	426,986	366,609
Total SLM Corporation stockholders' equity before treasury stock	2,191,903	2,137,546
Less: Common stock held in treasury at cost: 5.5 million and 4.4 million shares, respectively	(47,978)	(41,223)
Total equity	2,143,925	2,096,323
Total liabilities and equity	$15,324,773	$15,214,098

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Interest income:
Loans	$245,230	$197,856
Investments	2,591	2,720
Cash and cash equivalents	1,634	780
Total interest income	249,455	201,356
Interest expense:
Deposits	34,012	29,570
Interest expense on short-term borrowings	2,163	832
Interest expense on long-term borrowings	3,415	—
Other interest expense	2	—
Total interest expense	39,592	30,402
Net interest income	209,863	170,954
Less: provisions for credit losses	32,602	16,618
Net interest income after provisions for credit losses	177,261	154,336
Non-interest income:
(Losses) gains on derivatives and hedging activities, net	(354)	3,292
Other	21,028	8,007
Total non-interest income	20,674	11,299
Expenses:
Compensation and benefits	50,209	41,203
Other operating expenses	42,676	39,984
Total operating expenses	92,885	81,187
Acquired intangible asset impairment and amortization expense	260	370
Restructuring and other reorganization expenses	—	4,657
Total expenses	93,145	86,214
Income before income tax expense	104,790	79,421
Income tax expense	38,875	31,722
Net income attributable to SLM Corporation	65,915	47,699
Preferred stock dividends	5,139	4,823
Net income attributable to SLM Corporation common stock	$60,776	$42,876
Basic earnings per common share attributable to SLM Corporation	$0.14	$0.10
Average common shares outstanding	427,111	424,428
Diluted earnings per common share attributable to SLM Corporation	$0.14	$0.10
Average common and common equivalent shares outstanding	430,903	432,302

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2016	2015

“Core Earnings” adjustments to GAAP:
GAAP net income attributable to SLM Corporation	$65,915	$47,699
Preferred stock dividends	5,139	4,823
GAAP net income attributable to SLM Corporation common stock	$60,776	$42,876

Adjustments:
Net impact of derivative accounting(1)	1,042	(2,269)
Net tax effect(2)	399	(873)
Total “Core Earnings” adjustments to GAAP	643	(1,396)

“Core Earnings” attributable to SLM Corporation common stock	$61,419	$41,480

GAAP diluted earnings per common share	$0.14	$0.10
Derivative adjustments, net of tax	—	—
“Core Earnings” diluted earnings per common share	$0.14	$0.10
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(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, as well as the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at the Bank where the derivative instruments are held.